UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2008

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

On March 26, 2008, an amended and restated stockholders agreement (the “Amended Stockholders Agreement”) was executed among Luis Goyzueta, our chief executive officer and a director, Plainfield Peru I LLC, a Delaware limited liability company (“LLCI”), Plainfield Peru II LLC, a Delaware limited liability company (“LLCII” and together with LLCI, “Plainfield”), and the Company. The Amended Stockholders Agreement amends and restates in its entirety the stockholders agreement, dated as of September 12, 2007, by and among Mr. Goyzueta, Plainfield and the Company. Under the Amended Stockholders Agreement, Mr. Goyzueta agreed to vote or take any such other action as may be reasonably requested to cause up to a total of three individuals designated by Plainfield or any permitted transferee of more than 50% of the Notes (as defined below) held by Plainfield to be elected to the Company’s Board of Directors ( each, a “Plainfield Director”). He further agreed to retain his voting rights and to not sell, dispose of or otherwise transfer record or beneficial ownership of any common stock unless the transferee agrees to abide by the terms of the Amended Stockholders Agreement. In addition, Mr. Goyzueta agreed to vote, and the Company agreed to take all necessary or desirable actions, as are necessary to prevent the removal, without cause, of a Plainfield Director without the prior written consent of Plainfield or any permitted transferee of more than 50% of the Notes held by Plainfield. If the position of any Plainfield Director becomes vacant for any reason, Mr. Goyzueta will vote, and the Company will take all necessary or desirable actions, as are necessary to immediately cause an alternative Plainfield Director to be elected to the Company’s Board of Directors.

Upon the completion of the transactions described in this Form 8-K, Plainfield owns (1) 11,650,000 shares of the Company’s common stock; (2) warrants exercisable into 59,227,517 shares of the Company’s common stock at an average exercise price of approximately $0.30 per share and (3) $15,610,000 aggregate principal amount of notes convertible into 52,033,333 shares of the Company’s common stock at a conversion price of $0.30. Plainfield Special Situations Master Fund Limited, a Cayman Islands corporation and an affiliate of Plainfield, is the sole lender and administrative agent under our $20,000,000 loan agreement, dated as of September 12, 2007 (the “Loan Agreement”). In addition, two of the Company’s five current directors, including the Chairman of the Board, are affiliates of Plainfield and Plainfield has the right to designate up to a total of three directors to the Company’s Board of Directors, which the Company has agreed, pursuant to the Amended Purchase Agreement described below, will consist of no more than six directors.

A copy of the Amended Stockholders Agreement is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2008, the Company entered into a first amendment to the securities purchase agreement (the “Amended Purchase Agreement”) with Plainfield. The Amended Purchase Agreement amends the securities purchase agreement (the “Purchase Agreement”) dated as of September 12, 2007, pursuant to which the Company agreed to sell to Plainfield (i) 11,000,000 shares of common stock, par value $0.001 of the Company (the “Shares”), (ii) $10,000,000 aggregate principal amount of its 10%/12% senior convertible PIK election notes due September 12, 2012 (the “Original Notes”), and (iii) warrants (the “Warrants”) to purchase up to 56,938,245 shares of common stock. Pursuant to the Amended Purchase Agreement, the Company agreed to sell to Plainfield $5,000,000 aggregate principal amount of its 10%/12% senior convertible PIK election notes due September 12, 2012, (the “Additional Notes”, and, together with the Original Notes, the “Notes”). The terms of the Additional Notes are substantially the same as the Original Notes except for the conversion price as described below. The sale of the Additional Notes is exempt from registration pursuant to Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended. In connection with the sale of the Additional Notes, the Company incurred various agent and investment banking fees in the aggregate amount of $250,000.

The Additional Notes are convertible into 16,666,667 shares of common stock at the option of the holder of Additional Notes at any time after the Amendment Date and on or prior to September 12, 2012, at a conversion price of $0.30 per share. The conversion price is subject to adjustment in accordance with the terms of the Amended Purchase Agreement. Concurrent with the issuance of the Additional Notes, pursuant to the terms of the Amended Purchase Agreement, the conversion price of the Original Notes and $610,000 aggregate principal amount of PIK Interest Notes issued on March 15, 2008 as payment of interest on the Original Notes, was adjusted to $0.30.

The Company will pay interest on the Additional Notes semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 2008. Subject to the conversion rights set forth below, the Company is obligated to pay 100% of the principal amount of the Additional Notes, plus accrued and unpaid interest, in cash on September 12, 2012 (the “Maturity Date”), provided, however, that the Company may, at its option, may elect to pay interest on the Additional Notes (i) entirely in cash, or (ii) entirely by issuing additional Notes with an effective interest rate of 12% (“PIK Interest Notes”). The first payment of interest shall be paid in PIK Interest Notes.

The Additional Notes are senior unsecured obligations of the Company and rank equally in right of payment to the Company’s future senior indebtedness. The Additional Notes also restrict the Company and its subsidiaries from incurring indebtedness or other obligations, including creating liens, merging, selling assets, making dividends, distributions or investments, entering into transactions with affiliates, making capital expenditures, modifying charter documents and issuing capital stock in the future, in each case subject to certain exceptions.

If there is an event of default on the Additional Notes, the principal amount of the Additional Notes, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Additional Notes. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. It is an event of default under the Additional Notes if (i) the Company fails to pay accrued interest, principal amount or another amount with respect to the Notes when due; (ii) certain events of bankruptcy, insolvency or reorganization with respect to the Company specified in the Notes occur; (iii) the Company fails to pay when due any other indebtedness in excess of $100,000; (iv) any of the Transaction Documents (as defined in the Amended Purchase Agreement) shall cease to be in full force and effect; (v) the Company fails to make the payments on the Additional Notes required upon a Change of Control (as defined in the Purchase Agreement); (vi) certain judgments or decrees shall be entered against us or any of our subsidiaries in an amount exceeding $100,000; (vii) the Company defaults in the due performance or observance by it of any term, covenant or agreement contained in the Purchase Agreement; or (viii) any representation, warranty or statement made or deemed made by the Company in connection with the transaction shall prove to be untrue in any material respect on the date as of which made or deemed made.
The Company also agreed to grant to Plainfield, within 90 days of the Additional Notes Closing Date (as defined in the Amended Purchase Agreement), security interests in such assets and Capital Stock of the Company’s Subsidiaries (as defined in the Purchase Agreement) as may be requested from time to time by the Purchaser. Failure to grant such interests shall give rise to an immediate Event of Default pursuant to the Amended Purchase Agreement and the Loan Agreement.

In addition, pursuant to the Amended Purchase Agreement, Plainfield has the right to designate up to a total of three directors to the Company’s Board of Directors, and the Company has agreed that the Board of Directors will consist of no more than six directors.

A copy of the First Amended Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 3.02.

Section 5- Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2008, pursuant to the terms of the Amended Purchase Agreement, the Company’s board of directors adopted an amendment to its amended and restated bylaws (the “First Amendment to the Bylaws”). A complete copy of the First Amendment to the Bylaws is attached hereto as Exhibit 3.1. The First Amendment to the Bylaws include the following:

•
Section 3.2 of the Amended and Restated Bylaws was amended to eliminate the requirement that a majority of the members of the Board of Directors be Independent Directors (as defined in the Amended and Restated Bylaws).

•	Section 3.11 of the Amended and Restated Bylaws was amended to provide that a quorum of the Board of Directors will require the presence of the Plainfield Director(s).

•
Section 4 of the Amended and Restated Bylaws was amended to eliminate the requirement that all of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be Independent Directors (as defined in the Amended and Restated Bylaws).

A copy of the First Amendment to the Bylaws is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

ITEM 9.01.  Financial Statements and Exhibits

d) Exhibits

3.1 First Amendment to Amended and Restated Bylaws of Pure Biofuels Corp., dated as of March 26, 2008.

10.1  First Amendment to Securities Purchase Agreement, dated as of March 26, 2008, by and among Pure Biofuels Corp., Plainfield Peru I LLC and Plainfield Peru II LLC.

10.2  Amended and Restated Stockholders Agreement, dated as of March 26, 2008, by and among Pure Biofuels Corp., Luis Goyzueta, Plainfield Peru I LLC and Plainfield Peru II LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2008	PURE BIOFUELS CORP.

	By:	/s/ Luis Goyzueta
Luis Goyzueta Chief Executive Officer and Director